SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 10, 2004

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

(215) 299-6000

Registrant’s telephone number, including area code

ITEM 9.    Regulation FD Disclosure.

On February 10, 2004, Marty Kisliuk, Director, Global Supply Chain and Asia Agricultural Products Group, was a speaker at the “UBS Grass Roots Chemical Conference,” in which he presented an overview of FMC Corporation’s Agricultural Products Group. Slides used in the presentations at the meeting by Marty Kisliuk are included herein as an exhibit. These slides may also be accessed at the company’s website (www.fmc.com) and will be available for a period of at least thirty days.

This Report is not deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION

By:	/s/ W. KIM FOSTER

W. Kim Foster Senior Vice President and Chief Financial Officer

Date February 11, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	FMC Corporation—Agricultural Products Group overview presentation by Marty Kisliuk on February 10, 2004.